Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Rachelle Hall, John Lowrey, Manuela Adl, Paddy Rennie and Michael Clayton severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and any or all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ross Aucutt	Principal Executive Officer	May 10, 2010
Ross Aucutt

/s/ Yvonne Le Bas	Principal Financial Officer	May 10, 2010
Yvonne Le Bas

/s/ Richard Pearson	Principal Accounting Officer	May 10, 2010
Richard Pearson

/s/ Curt Zuber	Director	May 10, 2010
Curt Zuber

/s/ Ross Aucutt	Director	May 10, 2010
Ross Aucutt

/s/ Yvonne Le Bas	Director	May 10, 2010
Yvonne Le Bas

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